Exhibit 99.1

Ichor Holdings, Ltd. Announces Fourth Quarter and Fiscal Year 2019 Financial Results

FREMONT, Calif., February 5, 2020–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced fourth quarter and fiscal year 2019 financial results.

Highlights for the fourth quarter of 2019:

•	Revenues of $189 million, at the high end of expectations;
•	Net earnings of $0.35 per diluted share on a GAAP basis and $0.48 on a non-GAAP basis; and
•	Cash flow from operations of $32 million and free cash flow of $28 million.

Highlights for fiscal year 2019:

•	Revenues of $621 million;
•	Net earnings of $0.47 per diluted share on a GAAP basis and $1.25 on a non-GAAP basis; and
•	Cash flow from operations of $57 million and free cash flow of $45 million.

“We are very pleased to report a strong finish to 2019, with fourth quarter revenues at the upper end of our expectations and up 23% sequentially,” commented Jeff Andreson, chief executive officer of Ichor. “While the overall wafer fab equipment spending environment weakened in 2019 compared to a record 2018, our second-half momentum in terms of both revenue and earnings growth demonstrates our expanding share within our served markets and the resiliency and leverage of our variable operating model. Our sales in the second half of 2019 were up 24% from the first half, driven by a combination of our market share gains, an increase in shipments for EUV lithography, and by the beginning of an upturn in industry spending. Over the same period, earnings per share increased over 60%, demonstrating the strong operating leverage we can deliver as industry conditions rebound. We are encouraged by the continued strength of investments in the foundry and logic sectors, and the beginning of a recovery in memory capital spending – both driving an expected very strong first quarter for Ichor and optimism for significant growth in revenue and earnings in 2020.”

	Q4 2019	Q3 2019	Q4 2018	FY 2019	FY 2018
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$189,355	$154,456	$141,402	$620,837	$823,611
Gross profit percent	13.7%	13.4%	15.2%	13.9%	16.5%
Operating income percent	3.0%	2.2%	4.2%	2.4%	7.8%
Net income	$7,952	$923	$3,485	$10,729	$57,883
Diluted EPS	$0.35	$0.04	$0.15	$0.47	$2.30

	Q4 2019	Q3 2019	Q4 2018	FY 2019	FY 2018
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Net sales	$189,355	$154,456	$141,402	$620,837	$823,611
Gross profit percent	13.8%	13.5%	15.3%	14.0%	17.2%
Operating income percent	7.1%	5.8%	7.5%	6.3%	11.3%
Adjusted net income	$10,929	$6,748	$7,280	$28,346	$75,052
Diluted EPS	$0.48	$0.30	$0.32	$1.25	$2.99

U.S. GAAP Financial Results Overview

For the fourth quarter of 2019, revenue was $189.4 million, net income was $8.0 million, and net income per diluted share (“diluted EPS”) was $0.35. This compares to revenue of $154.5 million and $141.4 million, net income of $0.9 million and $3.5 million, and diluted EPS of $0.04 and $0.15, for the third quarter of 2019 and fourth quarter of 2018, respectively.

For fiscal year 2019, revenue was $620.8 million, net income was $10.7 million, and diluted EPS was $0.47. This compares to revenue of $823.6 million, net income of $57.9 million, and diluted EPS of $2.30 for fiscal year 2018.

Non-GAAP Financial Results Overview

For the fourth quarter of 2019, non-GAAP adjusted net income was $10.9 million and non-GAAP adjusted diluted EPS was $0.48. This compares to non-GAAP adjusted net income of $6.7 million and $7.3 million, and non-GAAP adjusted diluted EPS of $0.30 and $0.32, for the third quarter of 2019 and fourth quarter of 2018, respectively.

For the fiscal year 2019, non-GAAP adjusted net income was $28.3 million and non-GAAP adjusted diluted EPS was $1.25. This compares to non-GAAP adjusted net income of $75.1 million and non-GAAP adjusted diluted EPS of $2.99 for fiscal year 2018.

First Quarter 2020 Financial Outlook

For the first quarter of 2020, we expect revenue to be in the range of $220 to $235 million. We expect GAAP diluted EPS to be in the range of $0.41 to $0.51 and non-GAAP adjusted diluted EPS to be in the range of $0.64 to $0.74.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the fourth quarter of 2019 with cash of $60.6 million, an increase of $30.4 million from the prior quarter and an increase of $16.8 million from December 28, 2018. The increase from the prior quarter was primarily due to operating cash flows of $32.1 million. The increase from December 28, 2018 was primarily due to operating cash flows of $57.2 million and net proceeds from the issuance of ordinary shares under our share-based compensation plans of $5.5 million, partially offset by net payments on long-term debt of $23.8 million, capital expenditures of $12.3 million, and cash paid for intangible assets of $8.1 million.

Our cash generated from operations of $57.2 million during 2019 consists of net income of $10.7 million, net non-cash charges of $24.2 million, and a decrease in our net operating assets and liabilities of $22.2 million. Non-cash charges of $24.2 million primarily consist of depreciation and amortization of $21.9 million and share-based compensation of $8.5 million, partially offset by an increase in our net deferred tax assets of $7.1 million. The decrease in our net operating assets and liabilities was primarily due to an increase in accounts payable of $68.0 million, partially offset by an increase in accounts receivable of $44.6 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS. These non-GAAP metrics exclude amortization of intangible assets, share-based compensation expense, non-recurring expenses including adjustments to the cost of goods sold, tax adjustments related to those non-GAAP adjustments, and non-recurring discrete tax items including tax impacts from releasing a valuation allowance related to foreign tax credits, to the extent they are present in gross profit, operating income, and net income. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective.

Conference Call

We will conduct a conference call to discuss our fourth quarter and fiscal year 2019 results and business outlook on February 5, 2020, at 2:00 p.m. PST.

To listen to a live webcast of the call, please visit our investor relations website at ir.ichorsystems.com, or go to the live link at webcasts.eqs.com/ichorholdings20200205. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13697751.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. Ichor is headquartered in Fremont, CA. ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended December 27, 2019, September 27, 2019, and December 28, 2018 were all 13 weeks. References to the fourth and third quarter of 2019 and the fourth quarter of 2018 relate to the three month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for the fiscal fourth quarter of 2019, which are subject to adjustment in connection with the year-end audit and preparation of our annual report on Form 10‑K, expected sales for the first quarter of 2020, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (10)  dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 8, 2019, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	December 27, 2019	December 28, 2018
Assets
Current assets:
Cash	$60,612	$43,834
Accounts receivable, net	84,849	40,287
Inventories, net	127,037	121,106
Prepaid expenses and other current assets	4,449	6,348
Total current assets	276,947	211,575
Property and equipment, net	44,541	41,740
Operating lease right-of-use assets	14,198	—
Other noncurrent assets	1,094	906
Deferred tax assets, net	4,738	1,363
Intangible assets, net	52,027	56,895
Goodwill	173,010	173,010
Total assets	$566,555	$485,489
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$131,578	$64,300
Accrued liabilities	12,814	9,556
Other current liabilities	5,233	5,148
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	5,492	—
Total current liabilities	163,867	87,754
Long-term debt, less current portion, net	169,304	192,117
Lease liabilities, less current portion	9,081	—
Deferred tax liabilities	210	3,966
Other non-current liabilities	2,677	3,326
Total liabilities	345,139	287,163
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 22,618,708 and 22,234,508 shares outstanding, respectively; 27,056,147 and 26,574,037 shares issued, respectively)	2	2
Additional paid in capital	242,318	228,358
Treasury shares at cost (4,437,439 and 4,339,529 shares, respectively)	(91,578)	(89,979)
Retained earnings	70,674	59,945
Total shareholders’ equity	221,416	198,326
Total liabilities and shareholders’ equity	$566,555	$485,489

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 27, 2019	September 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Net sales	$189,355	$154,456	$141,402	$620,837	$823,611
Cost of sales	163,440	133,763	119,953	534,473	687,474
Gross profit	25,915	20,693	21,449	86,364	136,137
Operating expenses:
Research and development	3,090	2,987	2,203	11,102	9,355
Selling, general, and administrative	13,779	11,048	9,432	47,270	47,448
Amortization of intangible assets	3,340	3,336	3,833	13,015	15,369
Total operating expenses	20,209	17,371	15,468	71,387	72,172
Operating income	5,706	3,322	5,981	14,977	63,965
Interest expense	2,454	2,663	2,627	10,647	9,987
Other expense (income), net	67	(43)	(181)	55	(241)
Income before income taxes	3,185	702	3,535	4,275	54,219
Income tax expense (benefit)	(4,767)	(221)	50	(6,454)	(3,664)
Net income	$7,952	$923	$3,485	10,729	57,883
Net income per share:
Basic	$0.35	$0.04	$0.15	$0.48	$2.34
Diluted	$0.35	$0.04	$0.15	$0.47	$2.30
Shares used to compute net income per share:
Basic	22,555,666	22,454,408	22,768,704	22,418,802	24,706,542
Diluted	22,993,767	22,718,882	23,014,317	22,766,903	25,128,055

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 27, 2019	September 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Cash flows from operating activities:
Net income	$7,952	$923	$3,485	$10,729	$57,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,912	5,497	5,659	21,869	23,064
Share-based compensation	3,940	1,792	1,300	8,537	7,577
Deferred income taxes	(6,262)	(697)	(441)	(7,131)	(6,687)
Amortization of debt issuance costs	241	242	239	937	970
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(7,709)	(35,569)	25,071	(44,562)	10,425
Inventories, net	(21,215)	2,651	12,557	(5,931)	35,126
Prepaid expenses and other assets	2,575	434	(2,021)	6,067	(685)
Accounts payable	44,553	27,589	(14,069)	67,966	(62,173)
Accrued liabilities	2,553	1,367	193	3,214	(3,518)
Other liabilities	(393)	114	1,132	(4,545)	(1,507)
Net cash provided by operating activities	32,147	4,343	33,105	57,150	60,475
Cash flows from investing activities:
Capital expenditures	(3,995)	(2,231)	(2,535)	(12,343)	(13,920)
Cash paid for acquisitions, net of cash acquired	—	—	—	—	(1,443)
Cash paid for intangible assets	—	—	—	(8,147)	—
Net cash used in investing activities	(3,995)	(2,231)	(2,535)	(20,490)	(15,363)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	2,540	655	114	5,757	6,329
Employees' taxes paid upon vesting of restricted share units	(68)	(48)	(21)	(290)	(91)
Repurchase of ordinary shares	—	—	(29,662)	(1,599)	(89,980)
Debt issuance and modification costs	—	—	—	—	(2,092)
Borrowings on revolving credit facility	8,000	—	27,000	13,000	44,162
Repayments on revolving credit facility	(6,000)	(14,000)	(15,000)	(28,000)	(20,000)
Repayments on term loan	(2,187)	—	(2,188)	(8,750)	(8,910)
Net cash provided by (used in) financing activities	2,285	(13,393)	(19,757)	(19,882)	(70,582)
Net increase (decrease) in cash	30,437	(11,281)	10,813	16,778	(25,470)
Cash at beginning of period	30,175	41,456	33,021	43,834	69,304
Cash at end of period	$60,612	$30,175	$43,834	$60,612	$43,834
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,309	$360	$2,286	$8,424	$8,273
Cash paid during the period for taxes, net of refunds	$(1,065)	$337	$112	$896	$2,278
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$774	$712	$1,462	$774	$1,462
Right-of-use assets obtained in exchange for new operating lease liabilities	$251	$566	$—	$817	$—

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 27, 2019	September 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
U.S. GAAP gross profit	$25,915	$20,693	$21,449	$86,364	$136,137
Non-GAAP adjustments:
Share-based compensation	196	186	123	705	608
Other non-recurring expense, net (1)	—	—	116	129	116
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	4,839
Non-GAAP gross profit	$26,111	$20,879	$21,688	$87,198	$141,700
U.S. GAAP gross margin	13.7%	13.4%	15.2%	13.9%	16.5%
Non-GAAP gross margin	13.8%	13.5%	15.3%	14.0%	17.2%

(1)	Included in this amount for all periods presented are costs associated with restructuring and transitioning key leadership roles.
(2)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 27, 2019	September 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
U.S. GAAP operating income	$5,706	$3,322	$5,981	$14,977	$63,965
Non-GAAP adjustments:
Amortization of intangible assets	3,340	3,336	3,833	13,015	15,369
Share-based compensation	3,940	1,792	1,300	8,537	7,577
Other non-recurring expense, net (1)	485	476	(556)	2,808	1,727
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	4,839
Non-GAAP operating income	$13,471	$8,926	$10,558	$39,337	$93,477
U.S. GAAP operating margin	3.0%	2.2%	4.2%	2.4%	7.8%
Non-GAAP operating margin	7.1%	5.8%	7.5%	6.3%	11.3%

(1)

Included in this amount for the fourth quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with a two-year retention agreement between the Company and key management personnel of IAN (the “IAN retention agreement”), which we acquired in April 2018, and (ii) costs associated with implementation of our Sarbanes-Oxley compliance program and a new ERP system.

Included in this amount for the third quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with the IAN retention agreement, and (ii) costs associated with restructuring and transitioning key leadership roles.

Included in this amount for the fourth quarter of 2018 are (i) a gain on the extinguishment of an earn-out liability recorded in connection with our acquisition of IAN (the “IAN earn-out liability”) which will not be paid, (ii) acquisition-related expenses, comprised primarily of expense associated with the IAN retention agreement, and (iii) costs incurred in connection with reorganizing our key personnel and leadership.

Included in this amount for fiscal year 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with the IAN retention agreement, (ii) costs associated with restructuring and transitioning key leadership roles, and (iii) costs associated with implementation of our Sarbanes-Oxley compliance program and a new ERP system.

Included in this amount for fiscal year 2018 are (i) expenses associated with separation benefits for a former officer that became effective in January 2018, (ii) a gain on the extinguishment of the IAN earn-out liability, and (iii) acquisition-related expenses, comprised primarily of expense associated with the IAN retention agreement.

(2)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Adjusted Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 27, 2019	September 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
U.S. GAAP net income	$7,952	$923	$3,485	$10,729	$57,883
Non-GAAP adjustments:
Amortization of intangible assets	3,340	3,336	3,833	13,015	15,369
Share-based compensation	3,940	1,792	1,300	8,537	7,577
Other non-recurring expense, net (1)	485	476	(556)	2,808	1,727
Tax adjustments related to non-GAAP adjustments	(4,788)	221	(782)	(6,743)	(8,203)
Tax benefit from release of valuation allowance (2)	—	—	—	—	(4,140)
Fair value adjustment to inventory from acquisitions (3)	—	—	—	—	4,839
Non-GAAP net income	$10,929	$6,748	$7,280	$28,346	$75,052
U.S. GAAP diluted EPS	$0.35	$0.04	$0.15	$0.47	$2.30
Non-GAAP diluted EPS	$0.48	$0.30	$0.32	$1.25	$2.99
Shares used to compute diluted EPS	22,993,767	22,718,882	23,014,317	22,767,158	25,128,055

(1)

Included in this amount for the fourth quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with a two-year retention agreement between the Company and key management personnel of IAN (the “IAN retention agreement”), which we acquired in April 2018, and (ii) costs associated with implementation of our Sarbanes-Oxley compliance program and a new ERP system.

Included in this amount for the third quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with the IAN retention agreement, and (ii) costs associated with restructuring and transitioning key leadership roles.

Included in this amount for the fourth quarter of 2018 are (i) a gain on the extinguishment of an earn-out liability recorded in connection with our acquisition of IAN (the “IAN earn-out liability”) which will not be paid, (ii) acquisition-related expenses, comprised primarily of expense associated with the IAN retention agreement, and (iii) costs incurred in connection with reorganizing our key personnel and leadership.

Included in this amount for fiscal year 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with the IAN retention agreement, (ii) costs associated with restructuring and transitioning key leadership roles, and (iii) costs associated with implementation of our Sarbanes-Oxley compliance program and a new ERP system.

Included in this amount for fiscal year 2018 are (i) expenses associated with separation benefits for a former officer that became effective in January 2018, (ii) a gain on the extinguishment of the IAN earn-out liability, and (iii) acquisition-related expenses, comprised primarily of expense associated with the IAN retention agreement.

(2)	Represents the release of a valuation allowance against our foreign tax credit carryforwards we now expect to realize as a result of additional analysis of the Tax Cuts and Jobs Act.
(3)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 27, 2019	September 27, 2019	December 28, 2018	December 27, 2019	December 28, 2018
Net cash provided by operating activities	$32,147	$4,343	$33,105	$57,150	$60,475
Capital expenditures	(3,995)	(2,231)	(2,535)	(12,343)	(13,920)
Free cash flow	$28,152	$2,112	$30,570	$44,807	$46,555